STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 02/14/1994
944019888 - 2377972

CERTIFICATE OF INCORPORATION

OF

ORANGE COUNTY BREWING COMPANY

The undersigned individual of the age of eighteen years or more, acting as incorporator under the Delaware General Corporation Law, adopts the following certificate of incorporation:

I.

The name of the Corporation is Orange County Brewing Company.

II.

This Corporation is organized for the limited purpose of developing and operating two breweries in Orange county, California.

III.

A. Authorized Capital. The Corporation is authorized to issue 6,000,000 shares of Common Stock, $ .001 par value.

B. Common Stock. The holders of shares of the Common Stock shall be entitled to receive dividends out of funds of the Corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors. Except as otherwise provided under the Delaware General Corporation Law, the holders of shares of Common Stock shall have the right to vote on all matters properly brought before them, on the basis of one vote per share. The holders of the shares of the Common Stock shall be entitled to receive pro rata distributions legally payable to stockholders on the liquidation of the Corporation.

IV.

The address of the initial registered office of the Corporation is, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the name of the initial registered agent of the Corporation at such address is The Corporation Trust Company.

V.

The name and address of the incorporator are: James F. Hensel, 8800 Enchanted Way, SE, Turner, Oregon, 97392.

VI.

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

VII.

A. Subject to subsection C. of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of

the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct was unlawful.

B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

C. Any indemnification under subsections A. and B. (unless otherwise ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such director or officer is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in subsections A. and B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A. and B., or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such director or officer in connection therewith.

D. For purposes of any determination under this Article VII, a person shall be deemed to have acted in good faith and in a

manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this subsection D. shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this subsection D. shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Article VII.

E. Expenses incurred by a director or officer in defending or investigating a threatened or pending civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VII.

F. The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors, pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

G. The Corporation shall have the power to and may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or obligation to indemnify such person against such liability under the provisions of this Article VII.

H. For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to the resulting or surviving corporation if its separate existence had continued.

I. For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

J. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

I, THE UNDERSIGNED, being the sole incorporator herebefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring, affirming, acknowledging and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of February, 1994.

James F. Hensel
Sole Incorporator

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 07/25/1994
944136843 - 2377972

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

ORANGE COUNTY BREWING COMPANY

Orange County Brewing Company, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

1. The original Certificate of Incorporation of the Company was filed with the Delaware Secretary of State on February 14, 1994. No other amendments to the Certificate of Incorporation have been made to date.

2. That by written consent of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and referring the matter to the stockholders of the Company for their approval by written consent. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article III (A) of the Company's Certificate of Incorporation is amended, in its entirety, to read as follows:

> "A. <u>Authorized Capital</u>. The Corporation is authorized to issue 10,000,000 shares of Common Stock, $0.001 par value."

3. That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Company approved the amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by the vote required by statute.

4. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

We, the undersigned, for the purpose of amending the Company's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring, affirming, acknowledging and certifying, under penalties of perjury, that this is our act and deed and the facts herein stated are true and, accordingly, have hereunto set our hands as of the 20 day of July, 1994.

By: ______________________
James W. Bernau, President and Secretary

Attest:

By: ______________________
James F. Hensel, Vice President

KLB\ex99k1b.amd

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 03/07/1995
950050191 - 2377972

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ORANGE COUNTY BREWING COMPANY

The undersigned, President and Secretary of Orange County Brewing Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

1. The name of the corporation is Orange County Brewing Company.

2. The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on February 14, 1994.

3. The Article numbered "II" of the Certificate of Incorporation of the Corporation is hereby amended to read, in its entirety, as follows:

II.

This Corporation is organized for the limited purpose of developing and operating breweries in the State of California.

4. This Certificate of Amendment of Certificate of Incorporation of the Corporation was adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware by the written consent of the Sole Director and the Sole Stockholder of all outstanding shares of common stock of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

DATED: March 2, 1995.

James W. Bernau, President & Secretary

[illegible]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 05/12/1995
950105658 - 2377972

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

ORANGE COUNTY BREWING COMPANY

Orange County Brewing Company, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

1. The original Certificate of Incorporation of the Company was filed with the Delaware Secretary of State on February 14, 1994. No other amendments to the Certificate of Incorporation have been made to date.

2. That by written consent of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and referring the matter to the stockholders of the Company for their approval by written consent. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article I of the Company's Certificate of Incorporation is amended, in its entirety, to read as follows:

"The name of the Corporation is Bayhawk Ales, Inc.

3. That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Company approved the amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by the vote required by statute.

4. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

We, the undersigned, for the purpose of amending the Company's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring, affirming, acknowledging and certifying, under penalties of perjury, that this is our act and deed and the facts herein stated are true and, accordingly, have hereunto set our hands as of the 29th day of April, 1995.

By: [signature] President & Secretary
James W. Bernau, President and Secretary